EXHIBIT 4.2

                        METRIS COMPANIES INC., as Issuer,

                                       and

                           the Guarantors named herein

                                  $100,000,000

                       10% Senior Notes due 2004, Series A
                       10% Senior Notes due 2004, Series B

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of February 28, 2000

                                       TO

                                    INDENTURE

                          Dated as of November 7, 1997

                    BANK ONE TRUST COMPANY, N.A., as Trustee
                            Successor In Interest To
                       THE FIRST NATIONAL BANK OF CHICAGO


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     SECOND SUPPLEMENTAL INDENTURE, dated as of February 28, 2000 among METRIS
COMPANIES, INC., a Delaware corporation (the "Company"), the GUARANTORS named herein and BANK ONE TRUST COMPANY, N.A. successor in interest to THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (the "Trustee").

                                    RECITALS

     The Company and Metris Direct, Inc., as Guarantor (the "Guarantor"), has heretofore executed and delivered to the Trustee a certain Indenture, dated as of November 7, 1997 (the "Indenture"), pursuant to which the company issued and has outstanding $100,000,000 aggregate principal amount of its 10% Senior Notes due 2004, Series B (the "Securities"). The Company and the Guarantor executed and delivered to the Trustee a First Supplemental Indenture dated as of June 25, 1999. All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Pursuant to the terms of the Indenture, any Restricted Subsidiary of the Company other than Securitization Entities, which guarantee Indebtedness of the Company, are to execute a Subsidiary Guarantee and deliver it to the Trustee.

     Metris Recovery Services, Inc., a Restricted Subsidiary, ("Metris Recovery") will be guaranteeing other Indebtedness of the Company simultaneously with the execution of the Subsidiary Guarantee.

     Pursuant to Section 9.01(h), the Trustee may enter into a supplemental indenture without the consent of any holder to add a subsidiary of the Company as a Guarantor.

     The Company has furnished the Trustee with (i) an Opinion of Counsel stating that this Supplement complies with the provisions of Section 9.01(h);
(ii) a copy of the resolution of its Board of Directors certified by its Secretary or Assistant Secretary; (iii) a copy of the resolutions of the Board of Directors of Metris Recovery certified by its Secretary or Assistant Secretary and (iv) the Security Guarantee of Metris Recovery.

     All things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of Holders of the Securities, as follows:

                                    ARTICLE I

     SECTION 101. Pursuant to Section 4.13 of the Indenture, Metris Recovery has become a Guarantor under the Indenture, and has agreed pursuant to a Security Guarantee executed on the date hereof, to undertake the obligations of Guarantor as set forth in Article Ten of the Indenture.

                                   ARTICLE II

     SECTION 201. For purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture: and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

     SECTION 202. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 203. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     SECTION 204. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     SECTION 205. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 206. The Recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

     SECTION 207. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the first day and year first written above.

                                   METRIS COMPANIES INC.


                                   By: /s/Paul T. Runice
                                   Name: Paul T. Runice
                                   Title: Senior Vice President, Treasurer

                                   METRIS DIRECT, INC.


                                   By: /s/Paul T.Runice
                                   Name: Paul T. Runice
                                   Title: Senior Vice President, Treasurer

                                   METRIS RECOVERY SERVICES, INC.


                                   By: /s/Jean C. Benson
                                   Name: Jean C. Benson
                                   Title: Treasurer

                                   BANK ONE TRUST COMPANY, N.A.


                                   By: /s/R.Tarnas
                                   Name: R. Tarnas
                                   Title: Vice President


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                                SENIOR GUARANTEE

     For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 7, 1997, among Metris Companies Inc., each of the Guarantors named therein and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee, as amended or supplemented (the "Indenture").

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     This Security Guarantee is subject to release upon the terms set forth in the Indenture.


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                                                  METRIS RECOVERY SERVICES, INC.


                                                  By: /s/David R. Reak
                                                  Name: David R. Reak
                                                  Title: President

                                                  By: /s/Jean C. Benson
                                                  Name: Jean C. Benson
                                                  Title: Treasurer